EXHIBIT 23.1

Consent of BDO Seidman, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MULTIMEDIA GAMES, INC.

AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-23123, File No. 333-51072, File No. 333-100611 and File No. 333-100612) and Form S-3 (File No. 333-30721 and File No. 333-64128) of Multimedia Games, Inc. of our Reports dated December 12, 2005, relating to the consolidated financial statements and schedule and the effectiveness of Multimedia Games, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP

Houston, Texas

December 14, 2005